Exhibit 10.3

TIPPT LLC

LIMITED RECOURSE PROMISSORY NOTE

New York, New York

May 14, 2012 $500,000.00

FOR VALUE RECEIVED, on December 23, 2016 (the “Maturity Date”), TIPPT LLC, a Delaware limited liability company (the "Borrower"), with its offices at 116 West 23rd Street, New York, NY 10010, promises to pay to the order of FUNCTION(X) INC., a Delaware corporation (the "Lender") at its offices at 902 Broadway, 11th Floor, New York, New York 10010, or at such other place as the Lender may designate in writing, Five Hundred Thousand Dollars ($500,000.00) (the “Principal Amount”), plus accrued and unpaid interest thereon.  This Limited Recourse Promissory Note (this “Note”) is issued pursuant to that certain Stock Purchase Agreement, dated as of May 14, 2012, by and between the Borrower and the Lender, pursuant to which the Lender is selling to the Borrower 50,000,000 shares of Common Stock of TIPPT Media Inc. (the “Shares”).  In the event that the Borrower is required, as a result of a regulatory requirement, to distribute any Shares to its members at a time when any amounts of principal or interest are outstanding under this Note, the Borrower shall distribute such Shares to its members subject to the repayment obligations under this Note, such that in the event of any failure to repay any principal or interest under this Note, the Lender may seek recourse solely against the Shares; provided, however, that such requirement shall in no way subject any member who receives any Shares in such distribution to any personal liability beyond the Shares or if such Shares have been transferred the value of the Shares such member has received. Each member’s liability, if any, shall be several and not joint, and such member’s proportionate liability shall be based on such member’s percentage ownership interest in the Borrower at the time of the distribution of the Shares; provided, further, that no distribution of Shares shall in any way relieve the Borrower of any of its obligations to repay any amounts of principal or interest outstanding under this Note.

1) Interest.  (a) Borrower will pay interest on the unpaid principal amount of this Promissory Note from the date hereof until paid in full. Interest shall accrue at the compounded interest rate computed quarterly equal to four percent (4%) per annum. Interest shall be computed on the basis of a 365 day year for actual days elapsed, but in no event higher than the maximum rate permitted under applicable law.

(b) Borrower will pay interest, calculated at the rate set forth above, upon the Maturity Date. In addition, Borrower will pay a default rate for late charges (the “late charges”) equal to four percent (4%) per annum in excess of the rate set forth herein if the entire Principal Amount and all accrued interest thereon has not been paid when due hereunder. Notwithstanding the foregoing however, in no event shall interest exceed the maximum legal rate permitted by law. All payments, including insufficient payments, shall be credited, regardless of their designation by Borrower, first to outstanding late charges or other amounts due hereunder, then to interest and the remainder, if any, to principal.

2) Mandatory Prepayment.  If at any time after the date hereof, the Borrower directly or indirectly raises a cumulative amount of capital, whether through one or more transactions after the date hereof, by issuing Equity Securities (as defined below) of at least an aggregate of Twenty Million Dollars ($20,000,000.00) (which amount is herein the “Target Amount”), the Maturity Date of this Promissory Note shall be adjusted and accelerated to occur simultaneously with the closing of the capital raise in which Borrower has reached the Target Amount and on such date the entire outstanding amount of all Advances hereunder, together with all accrued and unpaid interest thereon and any other late charges or amounts due hereunder, shall become immediately due and payable.  For purposes hereof, “Equity Securities” shall mean any stock or other equity securities of the Borrower, or any debt or other instrument, such as a convertible note, a stock option, or warrant, that upon exercise or conversion can allow any holder of such debt or other instrument to receive any stock or equity securities of the Borrower.

3) Optional Prepayment.The Borrower may, upon prior notice to the Lender not later than the 12:00 Noon, New York City time on the 5th business day prior to the date of prepayment, prepay all or any portion of the then outstanding Principal Amount, in whole or in part, without premium or penalty.  Each such notice of prepayment given pursuant to this Section 3 (each a “Notice of Prepayment”) shall specify the prepayment date and the principal amount of this Promissory Note to be prepaid.  If a Notice of Prepayment is given, the Borrower shall make such prepayment and the prepayment amount specified in such Notice of Prepayment shall be due and payable on the date specified therein. Any repayment or prepayment of any principal shall be accompanied by and late charges or other amounts then due hereunder, together with accrued interest on the principal amount repaid or prepaid.  Upon any such prepayment, the Principal Amount of this Promissory Note shall be reduced to reflect the amount of the principal so pre-paid.

4) Events of Default.  Lender may demand payment of the entire unpaid amount of all Advances hereunder, together with all accrued and unpaid interest thereon, at the option of the Lender, at any time and from time to time in the Lender’s sole and absolute discretion, upon the occurrence and continuance of any one or more of the following events (each an “Event of Default” and collectively, the “Events of Default”): (a) the non-payment of any of the obligations hereunder on the date such payment is due and payable; (b) dissolution or liquidation, as applicable, of the Borrower; (c) any petition in bankruptcy being filed by or against the Borrower or any proceedings in bankruptcy, or under any Acts of Congress or similar applicable state law relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the Borrower either through reorganization, composition, extension or otherwise; provided, however, that Borrower shall have a sixty (60) day grace period to obtain the dismissal or discharge of involuntary proceedings filed against it; (d) the making by the Borrower of an assignment for the benefit of creditors, calling a meeting of creditors for the purpose of effecting a composition or readjustment of its debts, or filing a petition seeking to take advance of any other law providing for the relief of debtors; (e) the appointment of any receiver of any material property of the Borrower or (f) the Borrower makes a distribution of assets to its members other distributions of cash currently held by the Borrower, unless required by a regulatory requirement, and in the case of a distribution made due to a regulatory requirement, the provisions of the introductory paragraph with respect to disbursements of Shares shall apply.

5) Guaranty. This Promissory Note is secured by and shall have the benefits of the Guaranty, pursuant to which TIPPT Media Inc. agrees to guaranty the obligations of the Borrower hereunder (the “Guaranty”).

6) Governing Law. This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its rules on conflicts of laws and for the performance of obligations wholly within such state.

7) No Waiver. No failure or delay on the part of the Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

8) Costs and Expenses. Borrower shall reimburse the Lender for all costs and expenses incurred by the Lender in connection with the collection of and enforcement of this Promissory Note or any document, instrument or agreement relating thereto.

9) Amendments. No amendment, modification, or waiver of any provision of this Promissory Note nor consent to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10) Successors and Assigns. This Promissory Note shall be binding upon Borrower and its heirs, legal representatives, successors and assigns and the terms hereof shall inure to the benefit of the Lender and its successors and assigns, including subsequent holders hereof.

11) Severability. The provisions of this Promissory Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Promissory Note in any jurisdiction.

12) Entire Agreement. This Promissory Note is issued pursuant to the terms of a Stock Purchase Agreement, by and between Lender and Borrower of even date herewith (the “Stock Purchase Agreement”).  This Promissory Note, together with the Guaranty, the Stock Purchase Agreement and the other documents referred to in the Guaranty and the Stock Purchase Agreement, sets forth the entire agreement of Borrower and the Lender with respect to this Promissory Note and may be modified only by a written instrument executed by Borrower and the Lender.

13) Headings. The headings herein are for convenience only and shall not limit or define the meaning of the provisions of this Promissory Note.

14) Jurisdiction; Service of Process. Borrower agrees that in any action or proceeding brought on or in connection with this Promissory Note (i) the Supreme Court of the State of New York for the County of New York, or (in a case involving diversity of citizenship) the United States District Court in the Southern District of New York, shall have jurisdiction of any such action or proceeding, (ii) service of any summons and complaint or other process in any such action or proceeding may be made by the Lender upon Borrower by registered or certified mail directed to Borrower at its address referenced above, Borrower hereby waiving personal service thereof, and (iii) within thirty (30) days after such mailing Borrower shall appear or answer to any summons and complaint or other process, and should Borrower fail to appear to answer within said thirty day period, it shall be deemed in default and judgment may be entered by the Lender against Borrower for the amount as demanded in any summons or complaint or other process so served.

15) WAIVER OF THE RIGHT TO TRIAL BY JURY. BORROWER AND, BY ITS ACCEPTANCE HEREOF, THE LENDER, HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, IN ANY MANNER CONNECTED WITH THIS PROMISSORY NOTE OR ANY TRANSACTIONS HEREUNDER. NO OFFICER OF THE LENDER HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

TIPPT LLC

By:
Name:
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